                                                                  Exhibit 10(rr)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                         TRINIDAD PROJECT LOAN AGREEMENT



                                      among

                           YORK EX INTERNATIONAL SRL,
                                   as borrower


                                       and


                      YORK POWER FUNDING (CAYMAN) LIMITED,
                                    as lender



                           Dated as of August 4, 1998






--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----

                                    ARTICLE 1
                            DEFINITIONS; CONSTRUCTION


Section 1.1  DEFINITIONS............................................................................2
Section 1.2  PRINCIPLES OF CONSTRUCTION.............................................................2

                                    ARTICLE 2
                    DESCRIPTION OF THE TRINIDAD PROJECT LOAN

Section 2.1  ACKNOWLEDGMENTS OF THE TRINIDAD PROJECT BORROWER; TRINIDAD PROJECT
                  LOAN..............................................................................2
Section 2.2  TERM OF THIS AGREEMENT.................................................................2
Section 2.3 INTEREST................................................................................2
Section 2.4  PRINCIPAL..............................................................................3
Section 2.5  OBLIGATIONS OF THE TRINIDAD PROJECT BORROWER HEREUNDER
                  UNCONDITIONAL.....................................................................3
Section 2.6  GENERAL TERMS OF PAYMENT...............................................................4
Section 2.7  SECURITY...............................................................................4
Section 2.8  PLEDGE OF TRINIDAD PROJECT NOTE........................................................4

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

Section 3.1  ORGANIZATION, POWER AND STATUS OF THE TRINIDAD PROJECT BORROWER........................5
Section 3.2  AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY..................................5
Section 3.3  NO CONFLICT............................................................................5
Section 3.4  COMPLIANCE WITH APPLICABLE LAW.........................................................6
Section 3.5  LITIGATION.............................................................................6
Section 3.6  ENVIRONMENTAL MATTERS..................................................................6
Section 3.7  BUSINESS OF THE TRINIDAD PROJECT BORROWER.  ...........................................6
Section 3.8  VALID TITLE............................................................................6
Section 3.9  SECURITY INTERESTS.....................................................................6
Section 3.10  UTILITY REGULATION....................................................................7
Section 3.11  INVESTMENT COMPANY ACT................................................................7
Section 3.12  NO DEFAULTS...........................................................................7
Section 3.13  GOVERNMENTAL APPROVALS................................................................7
Section 3.14  MARGIN STOCK..........................................................................8
Section 3.15  TAXES.................................................................................8
Section 3.16  OWNERSHIP OF THE TRINIDAD PROJECT BORROWER............................................8

                                        i



                                                                                                 PAGE

Section 3.17  DISCLOSURE............................................................................8
Section 3.18  REPRESENTATIONS AND WARRANTIES........................................................8
Section 3.19  USE OF PROCEEDS.......................................................................8
Section 3.20  TRINIDAD PROJECT DOCUMENTS............................................................8

                                    ARTICLE 4
            COVENANTS AND AGREEMENTS OF THE TRINIDAD PROJECT BORROWER

Section 4.1  PAYMENT OF PRINCIPAL OF AND INTEREST ON THE TRINIDAD PROJECT LOAN......................9
Section 4.2  REPORTING REQUIREMENTS.................................................................9
Section 4.3  MAINTENANCE OF EXISTENCE..............................................................10
Section 4.4  COMPLIANCE WITH LAWS..................................................................10
Section 4.5  GOVERNMENTAL APPROVALS; TITLE.........................................................10
Section 4.6  EXERCISE OF RIGHTS AND PERFORMANCE UNDER TRANSACTION
        DOCUMENTS..................................................................................11
Section 4.7  ADDITIONAL DOCUMENTS; FILINGS AND RECORDINGS..........................................11
Section 4.8  PAYMENT OF TAXES AND CLAIMS...........................................................12
Section 4.9  BOOKS AND RECORDS.....................................................................12
Section 4.10 [Intentionally  Omitted]..............................................................12
Section 4.11 AUDITORS..............................................................................12
Section 4.12 TRINIDAD REVENUE ACCOUNT..............................................................12
Section 4.13 PROJECT IMPLEMENTATION................................................................12
Section 4.14 PERMITTED INDEBTEDNESS................................................................13
Section 4.15 PERMITTED LIENS.......................................................................14
Section 4.16 CONTINGENT LIABILITIES................................................................14
Section 4.17 NATURE OF BUSINESS....................................................................15
Section 4.18 PROHIBITION ON FUNDAMENTAL CHANGES....................................................15
Section 4.19 SALE OF ASSETS........................................................................15
Section 4.20 SUBSIDIARIES; ADVANCES, INVESTMENTS AND LOANS.........................................15
Section 4.21 TRANSACTIONS WITH AFFILIATES..........................................................15
Section 4.22 RESTRICTED PAYMENTS...................................................................15
Section 4.23 AMENDMENTS TO TRINIDAD PROJECT DOCUMENTS..............................................16
Section 4.24 ASSIGNMENT OF OBLIGATIONS; ADDITIONAL AGREEMENTS......................................16
Section 4.25 MODIFICATIONS OF FORMATION DOCUMENTS..................................................16
Section 4.26 TAXATION..............................................................................17


                                                                                                 PAGE

                                    ARTICLE 5
DEFAULTS AND REMEDIES
Section 5.1  EVENTS OF DEFAULT DEFINED.............................................................17
Section 5.2  REMEDIES UPON A TRINIDAD EVENT OF DEFAULT.............................................20
Section 5.3  CONTINUING LIEN.......................................................................21

                                                 ii




Section 5.4  DEFENSE OF ACTIONS....................................................................22

                                    ARTICLE 6
                          GENERAL TERMS AND CONDITIONS

Section 6.1  NOTICES...............................................................................22
Section 6.2  AMENDMENTS AND WAIVERS................................................................22
Section 6.3  NO WAIVER; REMEDIES CUMULATIVE........................................................22
Section 6.4  SEVERABILITY..........................................................................23
Section 6.5  THIRD PARTY BENEFICIARIES.............................................................23
Section 6.6  TRINIDAD PROJECT BORROWER IN CONTROL..................................................23
Section 6.7  NUMBER AND GENDER.....................................................................23
Section 6.8  SECTION HEADINGS......................................................................23
Section 6.9  GOVERNING LAW; SUBMISSION TO JURISDICTION.............................................23
Section 6.10  LIMITATION OF LIABILITY..............................................................24
Section 6.11  COUNTERPARTS.........................................................................25
Section 6.12  SUCCESSORS AND ASSIGNS...............................................................25
Section 6.13  MAXIMUM INTEREST RATE................................................................25
Section 6.14  ENGLISH LANGUAGE.....................................................................25
Section 6.15  ENTIRE AGREEMENT.....................................................................25
Section 6.16  SURVIVAL.............................................................................26


Schedule I:               Amortization Schedule

Exhibit A:                Form of Trinidad Project Note

                         TRINIDAD PROJECT LOAN AGREEMENT


         This TRINIDAD PROJECT LOAN AGREEMENT, dated as of August 4, 1998 (this "AGREEMENT") is by and among YORK EX INTERNATIONAL SRL, a Barbados exempt society with restricted liability (the "TRINIDAD PROJECT BORROWER") and YORK POWER FUNDING (CAYMAN) LIMITED, a limited liability company incorporated and existing under the laws of the Cayman Islands ("FUNDING COMPANY"), as lender.

                                    RECITALS

         WHEREAS, Funding Company is a limited liability company established for the sole purpose of issuing the Securities in its individual capacity as principal and as agent acting on behalf of the U.S. Guarantors pursuant to the Indenture and to make loans to the Project Borrowers pursuant to the Project Loan Agreements;

         WHEREAS, Funding Company has simultaneously with the execution and delivery of this Agreement issued and sold the Initial Securities pursuant to the Indenture;

         WHEREAS, pursuant to this Agreement, Funding Company intends to use a portion of the proceeds from the issuance and sale of the Initial Securities to make the Trinidad Project Loan to the Trinidad Project Borrower in the aggregate principal amount of U.S.$100,000,000;

         WHEREAS, payments of the principal of, premium (if any), interest on and any other amounts due with respect to the Initial Securities will be partially serviced by repayment of the Trinidad Project Loan; and

         WHEREAS, payments of the principal of and interest on and any other amounts due with respect to the Trinidad Project Loan will be guaranteed by the Trinidad Guarantor.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto formally covenant, agree and bind themselves as follows:

                                    ARTICLE 1
                            DEFINITIONS; CONSTRUCTION

         Section 1.1 DEFINITIONS. Except as otherwise expressly provided herein or unless the context otherwise clearly requires, capitalized terms used in this Agreement shall have the meanings ascribed thereto in APPENDIX A of the Indenture and APPENDIX A is incorporated by reference herein as if set forth in full herein.

         Section 1.2 PRINCIPLES OF CONSTRUCTION. Except as otherwise expressly provided herein or unless the context otherwise clearly requires, the principles of construction set forth in SECTION 1.1 (Definitions; Construction) of the Indenture shall apply to this Agreement.


                                    ARTICLE 2
                    DESCRIPTION OF THE TRINIDAD PROJECT LOAN

         Section 2.1 ACKNOWLEDGMENTS OF THE TRINIDAD PROJECT BORROWER; TRINIDAD PROJECT LOAN. The Trinidad Project Borrower and Funding Company hereby acknowledges and agrees that:

         (a) pursuant to this Agreement, Funding Company does hereby lend to the Trinidad Project Borrower and the Trinidad Project Borrower does hereby borrow from Funding Company funds in the aggregate principal amount of One Hundred Million United States Dollars (U.S. $100,000,000) (the "TRINIDAD PROJECT LOAN") to be evidenced by a promissory note or notes substantially in the form of EXHIBIT A issued by the Trinidad Project Borrower in favor of Funding Company (each such note, including any note issued pursuant to clause (b) of this SECTION 2.1, a "TRINIDAD PROJECT NOTE"); and

         (b) if proceeds from the issuance and sale of any Additional Securities the proceeds of which must be loaned to the Trinidad Project Borrower by Funding Company, the outstanding principal balance of the Trinidad Project Loan shall be increased by the amount of such proceeds and the Trinidad Project Loan shall include the loan to the Trinidad Project Borrower of such proceeds, as evidenced by a promissory note or notes substantially in the form of EXHIBIT A to be issued by the Trinidad Project Borrower in favor of Funding Company.

         Section 2.2 TERM OF THIS AGREEMENT. This Agreement shall remain in full force and effect from the date hereof until the payment in full of all amounts due under this Agreement.

         Section 2.3 INTEREST. Interest hereunder shall be paid in arrears on each April 30 and October 30, commencing October 30, 1998, until all principal hereunder is paid in full.

Interest hereunder shall be computed (a) on the basis of a three hundred sixty
(360) day year, consisting of twelve (12) thirty (30) day months, and (b) at the applicable rates PER ANNUM specified on SCHEDULE I.

         Section 2.4  PRINCIPAL.

         (a) REGULAR REPAYMENT. (i) The Trinidad Project Borrower shall repay the Trinidad Project Loan in installments to Funding Company on the dates, at the times and in the amounts set forth on SCHEDULE I (as the same may be modified (a) pursuant to SECTION 7.3 (Amendment of Project Loan Agreements or Project Notes) of the Indenture and (b) to reflect any prepayments made pursuant to clause (b) of this SECTION 2.4).

                               (ii)  If proceeds from the issuance of any
Additional Securities are loaned to the Trinidad Project Borrower by Funding Company, principal payments on the additional promissory note or notes issued by the Trinidad Project Borrower pursuant to SECTION 2.1(B) (Acknowledgments of Trinidad Project Borrower; Trinidad Project Loan) shall be payable in scheduled installments which correspond to the repayment of such Additional Securities.

         (b) PREPAYMENT. The Trinidad Project Borrower shall prepay the Trinidad Project Loan pursuant to SECTION 3.4 (Prepayment of Project Loans) of the Indenture in such amounts and at such times as may be appropriate to permit Funding Company to redeem the Securities pursuant to SECTION 3.1 (Redemption at the Option of Funding Company or the Holders) or SECTION 3.2 (Mandatory Redemption) of the Indenture; PROVIDED that simultaneously there with, if required to provide for the prepayment of the Trinidad Project Loan, the Trinidad Project Borrower shall, through its ownership of the Trinidad Guarantor, cause the Trinidad Obligor to prepay the Trinidad Loan pursuant to
SECTION 2.4(b) (Prepayment) of the Trinidad Loan Agreement. Following such prepayment, the Trinidad Project Borrower shall furnish the Bond Trustee, on behalf of Funding Company, an Officer's Certificate setting forth the amortization schedule for the remaining Securities after giving effect to such prepayment and corresponding redemption under the Indenture.

         (c) The Trinidad Project Borrower shall prepay the Trinidad Project Loan in such amounts and at such times as may be appropriate to permit Funding Company to defease the Securities pursuant to SECTION 8.2 (Defeasance) of the Indenture; PROVIDED that simulta neously therewith, if required to provide for the prepayment of the Trinidad Project Loan, the Trinidad Project Borrower shall, through its ownership of the Trinidad Guarantor, cause the Trinidad Obligor to prepay the Trinidad Loan pursuant to SECTION 2.4(b) (Prepayment) of the Trinidad Loan Agreement.

         Section 2.5 OBLIGATIONS OF THE TRINIDAD PROJECT BORROWER HEREUNDER UNCONDITIONAL. The obligation of the Trinidad Project Borrower to make the payments required in SECTION 2.3 (Interest), SECTION 2.4 (Principal) and SECTION
4.26 (Taxation) shall be absolute and
unconditional and the Trinidad Project Borrower shall not discontinue such payments for any reason, including, without limitation, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction from the Trinidad Project, including commer cial frustration of purpose, or change in Applicable Law. The Trinidad Project Borrower may, however, at its own cost and expense and in its own name or, with the consent of Funding Company and subject to the provision of certain indemnities as Funding Company may require, in the name of Funding Company, prosecute or defend any action or proceeding or take any other action involving third Persons which the Trinidad Project Borrower deems reasonably necessary in order to secure or protect its right of possession, occupancy and use of the Trinidad Project.

         Section 2.6 GENERAL TERMS OF PAYMENT. (a) All sums payable to Funding Company hereunder shall be deemed paid to the extent the Collateral Agent shall apply amounts held by the Depositary Bank to the payment of the principal of, interest on or any other amounts due in respect of the Trinidad Project Loan and the principal of, premium (if any), interest on or any other amounts due in respect of the Securities, each in accordance with the Trinidad Depositary Agreement.

         (b) Whenever any payment hereunder shall be due, or any calculation shall be made, on a day which is not a Business Day, the date for payment or calculation, as the case may be, shall be extended to the next Business Day, and any interest on any payment shall be payable for such extended time at the rate set forth therefor.

         (c) If no due date is specified for the payment of any amount payable by the Trinidad Project Borrower hereunder, such amount shall be due and payable not later than ten (10) days after receipt by the Trinidad Project Borrower of a written demand from Funding Company for payment thereof.

         Section 2.7 SECURITY. The obligations of the Trinidad Project Borrower hereunder shall be secured as set forth herein and under the Security Documents. Notwithstanding anything to the contrary herein or in any Security Document, the Trinidad Collateral, or any portion thereof, shall in no event be used to secure the Securities or any obligation of any U.S. Guarantor.

         Section 2.8 PLEDGE OF TRINIDAD PROJECT NOTE. Funding Company shall pledge each Trinidad Project Note to the Collateral Agent, acting on behalf of the Secured Parties pursuant to the Trinidad Project Note Pledge Agreement. The Trinidad Project Borrower hereby acknowledges and consents to the granting of such pledge and this SECTION 2.8 shall constitute notice thereof given as of the date of this Agreement.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         The Trinidad Project Borrower make the following representations and warranties to Funding Company, which representations and warranties shall survive the execution and delivery of this Agreement:

         Section 3.1 ORGANIZATION, POWER AND STATUS OF THE TRINIDAD PROJECT BORROWER. The Trinidad Project Borrower (i) is an exempt society with restricted liability duly organized and validly existing under the laws of Barbados, and
(ii) has all requisite power and authority to own the property and assets owned by it and to carry on its business as now being conducted and as proposed to be conducted.

         Section 3.2 AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY. (a) The Trinidad Project Borrower has all necessary power and authority to execute, deliver and perform its obligations under this Agreement, the Trinidad Project Note and each other Transaction Document to which the Trinidad Project Borrower is a party.

         (b) The Trinidad Project Borrower has taken all necessary and proper action to authorize the execution, delivery and performance by it of this Agreement, the Trinidad Project Note and each other Transaction Document to which the Trinidad Project Borrower is a party. The execution, delivery and performance of this Agreement, the Trinidad Project Note and each other Transaction Document to which the Trinidad Project Borrower is a party does not require the approval or consent of any holder or trustee of any Indebtedness or other obligations of the Trinidad Project Borrower which has not been obtained.

         (c) This Agreement, the Trinidad Project Note and each other Transaction Document to which the Trinidad Project Borrower is a party have been duly executed and delivered by the Trinidad Project Borrower and constitute legal, valid and binding obligations of the Trinidad Project Borrower, enforceable against the Trinidad Project Borrower in accordance with the terms hereof and thereof, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

         Section 3.3 NO CONFLICT. Neither the execution, delivery and performance of this Agreement, the Trinidad Project Note or any other Transaction Document to which the Trinidad Project Borrower is a party nor the consummation of any of the transactions contemplated hereby or thereby (a) contravenes or violates any provision of any Applicable Law to which the Trinidad Project Borrower or any of its assets is subject, (b) conflicts with or violates any provision of any formation document of the Trinidad Project Borrower or (c) conflicts with or violates, will result in a breach of any of the terms, covenants, conditions or provisions of, constitutes a default under, or results in the acceleration of Indebtedness evidenced by, any agreement or instrument to which the Trinidad Project Borrower is a party or by which it or any of its properties or assets is bound or to which it may be subject, except, in the case of clauses (a) or (c) immediately above, any such conflict, violation, breach, default or acceleration which could not reasonably be expected to result in a Material Adverse Effect, or (d) results in the creation or imposition of (or the obligation to create or impose) any Lien (other than Trinidad Permitted Project Liens) upon any of the properties or assets of the Trinidad Project Borrower.

         Section 3.4 COMPLIANCE WITH APPLICABLE LAW. The Trinidad Project Borrower has been and is currently in compliance with all Applicable Laws to which it or any of its assets is subject, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         Section 3.5 LITIGATION. There are no claims, actions, suits, investigations or proceed ings at law or in equity (including any Environmental Claims) or by or before any arbitrator or Governmental Authority now pending against the Trinidad Project Borrower or, to the best knowledge of the Trinidad Project Borrower, threatened against the Trinidad Project Borrower or any properties, assets or rights of the Trinidad Project Borrower that could reasonably be expected to result in a Material Adverse Effect.

         Section 3.6 ENVIRONMENTAL MATTERS. The Trinidad Project Borrower has been and is currently in compliance with all applicable Environmental Laws except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Trinidad Project Borrower, the Trinidad Project is in compliance with all applicable Environmental Laws and there are no existing facts, circumstances or conditions which could under any existing applicable Environmental Law, individually or in the aggregate with all other circumstances and conditions, reasonably be expected to result in a Material Adverse Effect.

         Section 3.7 BUSINESS OF THE TRINIDAD PROJECT BORROWER. Except as otherwise permitted in this Agreement and the other Finance Documents, the Trinidad Project Borrower is not engaged in any business other than the financing of the Trinidad Project and transac tions related thereto.

         Section 3.8 VALID TITLE. The Trinidad Project Borrower is the legal and beneficial owner of, with good, legal and valid title to, all its properties and assets free and clear of all Liens other than Trinidad Permitted Project Liens.

         Section 3.9 SECURITY INTERESTS. (a) The Security Documents to which the Trinidad Project Borrower is a party, upon execution and delivery by the parties thereto, will create valid, and, when financing statements (or the equivalent) in appropriate form are filed in the recording offices specified therein, perfected, first priority Liens, subject to Trinidad Permitted Project Liens, in all of the Trinidad Collateral owned by the Trinidad Project Borrower in favor of the Collateral Agent for the benefit of the Secured Parties.

         (b) No mortgage or financing statement or other instrument or recordation executed or authorized to be filed by the Trinidad Project Borrower, or, to the Trinidad Project Borrower's best knowledge, by any other Person covering all or any part of the property or assets of the Trinidad Project Borrower (including the Trinidad Collateral) is on file in any recording office, except such as relate to Trinidad Permitted Project Liens.

         Section 3.10 UTILITY REGULATION. The Trinidad Project Borrower is not subject to regulation by any Governmental Authority under PUHCA as a "holding company," a "public utility company" or an "affiliate" or a "subsidiary company" of a "holding company."

         Section 3.11 INVESTMENT COMPANY ACT. The Trinidad Project Borrower is not, and following the execution of the Trinidad Project Note will not be, an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended from time to time.

         Section 3.12 NO DEFAULTS. (a) No Trinidad Default or Trinidad Event of Default has occurred and is continuing.

         (b) The Trinidad Project Borrower is not in default under any Trinidad Project Document or any other Transaction Document to which the Trinidad Project Borrower is a party except for defaults which could not reasonably be expected to result in a Material Adverse Effect.

         (c) To the best knowledge of the Trinidad Project Borrower, no default exists by any other party to any Trinidad Project Document or any other contract related to the Trinidad Project and no event of force majeure exists under any Trinidad Project Document except for defaults which, in either case, could not reasonably be expected to result in a Material Adverse Effect.

         Section 3.13 GOVERNMENTAL APPROVALS. All Governmental Approvals which are required to be obtained by, in the name of or on behalf of the Trinidad Project Borrower or, to the knowledge of the Trinidad Project Borrower, any other party to any Transaction Docu ment in connection with (a) the issuance of the Trinidad Project Note and (b) the execution, delivery and performance by the Trinidad Project Borrower or any other party to any Transaction Document of the Transaction Documents have been duly obtained and are in full force and effect, other than, in each case, those Governmental Approvals which the failure to so obtain could not reasonably be expected to result in a Material Adverse Effect.

         Section 3.14 MARGIN STOCK. The Trinidad Project Borrower is not engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purposes of purchasing or carrying any "margin stock" (as defined in Regulation, T, U or X of the Board of Governors of the Federal Reserve System). No part of the proceeds of the Trinidad Project Loan will be used for "purchasing" or "carrying" (as defined in Regulation, T, U or X of the Board of Governors of the Federal Reserve System) any margin stock or for extending credit to others for the purpose of purchasing or carrying any margin stock, or for any purpose which would violate, or cause a violation of, Regulation, T, U or X of the Board of Governors of the Federal Reserve System.

         Section 3.15 TAXES. The Trinidad Project Borrower has filed or caused to be filed all Tax Returns required by Applicable Law to be filed by it, and has paid all Taxes shown to be due and payable by it on such Tax Returns or any assessments made against it or any of its properties and all other Taxes, fees or other charges imposed on it by any Governmental Authority other than Taxes, fees, assessments or other charges which are not delinquent and remain payable without penalty or which the Trinidad Project Borrower is contesting in good faith and for which the Trinidad Project Borrower is maintaining adequate reserves (to the extent required by GAAP) in connection therewith.

         Section 3.16 OWNERSHIP OF THE TRINIDAD PROJECT BORROWER. As of the date of this Agreement, York Holdings (Caymans) LLC and Robert C. Paladino are the sole members of the Trinidad Project Borrower.

         Section 3.17 DISCLOSURE. Each of the Preliminary Offering Circular and the Final Offering Circular as of its date did not, and the Final Offering Circular (as the same may have been amended or supplemented) as of the Closing Date will not, contain any untrue statement of a material fact with respect to the Trinidad Project Borrower or omit to state a material fact necessary to make the statements made therein with respect to the Trinidad Project Borrower, in light of the circumstances under which they were made, not misleading.

         Section 3.18 REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Trinidad Project Borrower and each of its Affiliates, and to its knowledge, each other party in any Transaction Document are true and correct, except to the extent such misrepresentation could not reasonably be expected to have a Material Adverse Effect.

         Section 3.19 USE OF PROCEEDS. All proceeds of the Trinidad Project Loan will be used in accordance with this Agreement and for no other use.

         Section 3.20 TRINIDAD PROJECT DOCUMENTS. The Bond Trustee has received a complete copy of each Trinidad Project Document then in effect (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any).

                                    ARTICLE 4
            COVENANTS AND AGREEMENTS OF THE TRINIDAD PROJECT BORROWER

         The Trinidad Project Borrower hereby covenants and agrees that from the date of this Agreement, it shall faithfully observe and fulfill, and shall cause to be faithfully observed and fulfilled, each and all of the following covenants until all amounts due under this Agreement, each Trinidad Project Note, the Indenture and the Securities shall have been indefeasibly paid in full:

         Section 4.1 PAYMENT OF PRINCIPAL OF AND INTEREST ON THE TRINIDAD PROJECT LOAN. The Trinidad Project Borrower shall promptly pay or cause to be paid the principal of and interest on each Trinidad Project Loan according to the terms hereof.


         Section 4.2 REPORTING REQUIREMENTS. The Trinidad Project Borrower shall furnish or cause to be furnished to Funding Company:

         (a) as soon as available and in any event within sixty (60) days after the end of the first three (3) quarterly accounting periods in each fiscal year of the Trinidad Project Bor rower (commencing with the quarter ending August 31, 1998) and, with respect to item (iii) herein, the final quarter of each fiscal year, Unaudited Financial Statements of the Trinidad Project Borrower and the Trinidad Guarantor, accompanied by an Officer's Certificate of the Trinidad Project Borrower and the Trinidad Guarantor confirming (i) that such Unaudited Financial Statements fairly present the financial condition and results of operations of the Trinidad Project Borrower and the Trinidad Guarantor on the dates and for the periods indicated in accordance with GAAP (other than with respect to the notes and other normally recurring year-end adjustments), (ii) that no Trinidad Default has occurred and no Trinidad Event of Default has occurred and is continuing, or, if such event has occurred, describing the nature thereof and (iii) the Debt Service Coverage Ratios for the historical three (3) quarters and the final quarter of such fiscal year together with a reconciliation of each quarterly Debt Service Coverage Ratio to the annual Debt Service Coverage Ratio;

         (b) as soon as available and in any event within one hundred twenty
(120) days after the end of each fiscal year of the Trinidad Finance Parties (commencing with the fiscal year ending February 28, 1999), Annual Audited Consolidated Financial Statements, accompanied by an audit opinion thereon by the Auditors, which opinion shall state that (i) the financial statements of the Trinidad Finance Parties present fairly, in all material respects, the financial position, results of operations and cash flows of the Trinidad Finance Parties at the end of, and for, such fiscal year in accordance with GAAP, (ii) nothing has come to their attention that any Trinidad Default or Trinidad Event of Default, as they relate to accounting matters, has occurred and is continuing, or, if such event has occurred, describing the nature thereof and (iii) the annual Debt Service Coverage Ratio for such fiscal year.

         (c) promptly and in any event within five (5) days after an Authorized Officer of the Trinidad Project Borrower obtains actual knowledge of any Trinidad Default or Trinidad Event of Default, a written notice describing such Trinidad Default or Trinidad Event of Default and any action being or proposed to be taken with respect thereto;

         (d) all other information reasonably requested by Funding Company to enable Funding Company to satisfy its obligations under the Indenture;

         (e) written notice of any event or condition that could reasonably be expected to result in a Material Adverse Effect;

         (f) notice of any litigation, pending or threatened, against the Trinidad Project Borrower of which it has actual knowledge which could reasonably be expected to result in a Material Adverse Effect;

         (g) copies of all material notices delivered to it by the Trinidad Guarantor pursuant to any Transaction Document; and

         (h) promptly upon request, a list of the current balances of each of the Trinidad Depositary Accounts.

         Section 4.3 MAINTENANCE OF EXISTENCE. The Trinidad Project Borrower shall at all times preserve and maintain in full force and effect (a) its existence as an exempt society with restricted liability and (b) all of its powers, rights, privileges and licenses necessary for the transaction of its business as conducted or proposed to be conducted except, in the case of this clause (b) where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.4 COMPLIANCE WITH LAWS. The Trinidad Project Borrower shall comply with all Applicable Laws (including Environmental Laws), except where non-compliance could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.5 GOVERNMENTAL APPROVALS; TITLE. (a) The Trinidad Project Borrower shall, to the extent such action is within its control, cause the Trinidad Obligor to obtain in a timely manner, maintain in full force and effect (or where appropriate, renew) and comply with all Governmental Approvals (including, without limitation, those required under Environmental Laws) required at any time or advisable (i) in connection with the construction, maintenance, ownership and good and orderly operation of the Trinidad Project, as currently conducted and as proposed to be conducted, (ii) for the Trinidad Project to produce, sell and deliver electricity in accordance with and as contemplated by the Trinidad Project Documents and (iii) to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder, unless in each case the failure to so obtain, maintain or comply with such Governmental Approvals could not reasonably be expected to result in a Material Adverse Effect.

         (b) The Trinidad Project Borrower shall preserve and maintain good, valid and, where applicable, marketable title to all of its properties and assets subject to no Liens other than Trinidad Permitted Project Liens except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 4.6 EXERCISE OF RIGHTS AND PERFORMANCE UNDER TRANSACTION DOCUMENTS. (a) The Trinidad Project Borrower shall exercise all of its rights under any Transaction Document to which it is party unless failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         (b) The Trinidad Project Borrower shall take all reasonable action within its control required to ensure that each Transaction Document to which it is a party is in proper legal form under the respective governing laws selected for such Transaction Document for the enforcement thereof in such jurisdictions without further action on the part of Funding Company, the Collateral Agent or the Bond Trustee.

         (c) The Trinidad Project Borrower shall perform all of its covenants and obligations under each Transaction Document to which it is party and shall take all necessary action to prevent the termination or cancellation of any Transaction Document to which it is a party except where such nonperformance or nonobservance, or the result of such termination or cancellation, could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.7 ADDITIONAL DOCUMENTS; FILINGS AND RECORDINGS. (a) The Trinidad Project Borrower shall execute and deliver, from time to time as reasonably requested by Funding Company, the Bond Trustee or the Collateral Agent, at the Trinidad Project Borrower's expense, such documents in connection with the rights and remedies of the Secured Parties granted or provided for by this Agreement or the other Transaction Docu ments to which the Trinidad Project Borrower is a party and to consummate the transactions contemplated therein.

         (b) The Trinidad Project Borrower shall, at its own expense, take all reasonable actions necessary to establish, maintain, protect, perfect and continue the perfection and priority of the Liens created by the Trinidad Security Documents and to protect and enforce its rights and title and the rights and title of the Secured Parties to the Trinidad Collateral in such manner and in such places as in the opinion of counsel to the Trinidad Project Borrower, the Bond Trustee or the Collateral Agent are required by Applicable Law in order to fully preserve and protect the rights of Funding Company, the Collateral Agent or the Bond Trustee thereunder, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 4.8 PAYMENT OF TAXES AND CLAIMS. The Trinidad Project Borrower shall, prior to the time penalties shall attach thereto, pay and discharge or cause to be discharged all Taxes, assessments and governmental charges or levies imposed upon it, its income or its properties; PROVIDED that the Trinidad Project Borrower shall not be required to pay any such obligation if (a) such charges are being diligently contested in good faith by appropriate proceedings,
(b) during the period of such contest the enforcement of any contested item is effectively stayed, and (c) adequate reserves are established with respect to the contested items (to the extent required by GAAP).

         Section 4.9 BOOKS AND RECORDS. The Trinidad Project Borrower shall keep proper books of record and account truly and fairly reflecting the financial condition and results of operations of the Trinidad Project Borrower in which full, true and correct entries in conformity with GAAP and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities. Upon five (5) days written notice, the Trinidad Project Borrower shall permit officers and designated representatives of Funding Company, the Collateral Agent, the Bond Trustee, the Depositary Bank or any duly authorized agent or representative thereof (including without limitation, the Independent Engineer) to visit and inspect, from time to time during normal business hours, any of the properties of the Trinidad Project Borrower and to examine and make copies of the books of record and account of the Trinidad Project Borrower and discuss the affairs, finances and accounts of the Trinidad Project Borrower with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as Funding Company, the Collateral Agent, the Bond Trustee, Depositary Bank and duly authorized agent or representative thereof (including, without limitation, the Independent Engineer) may reasonably request.

         Section 4.10 [Intentionally  Omitted]

         Section 4.11 AUDITORS. The Trinidad Project Borrower shall retain a nationally recognized independent accounting firm in the United States to act as its auditors and authorize such firm to communicate directly with Funding Company, the Bond Trustee and the Collateral Agent. The Trinidad Project Borrower shall also appoint an auditor who is a member of, and holds a practicing certificate from, the Institute of Chartered Accountants of Barbados.

         Section 4.12 TRINIDAD REVENUE ACCOUNT. The Trinidad Project Borrower shall take all actions as may be necessary to cause all Cash Flows of the Trinidad Project Borrower or Trinidad Obligor to be deposited in the Trinidad Revenue Account in accordance with the Trinidad Depositary Agreement and to be disbursed in accordance with the provisions set forth in ARTICLE 3 (The Accounts) of the Trinidad Depositary Agreement.

         Section 4.13 PROJECT IMPLEMENTATION. The Trinidad Project Borrower shall, to the extent such action is within its control, cause the Trinidad Obligor to operate the Trinidad

Project and all other property and rights in accordance with customary industry practice and maintain the Trinidad Project and other property in good repair and condition (ordinary wear and tear excepted in respect thereof).

         Section 4.14 PERMITTED INDEBTEDNESS. The Trinidad Project Borrower shall not create or incur or suffer to exist any Indebtedness except the following (collectively, "TRINIDAD PERMITTED PROJECT INDEBTEDNESS"):

         (a) Indebtedness incurred pursuant to this Agreement;

         (b) Indebtedness incurred pursuant to the Guarantee by the Trinidad Guarantor;

         (c) Indebtedness incurred to finance in whole or in part the making of capital improvements to the Trinidad Project required to maintain compliance with Applicable Law; PROVIDED that the Independent Engineer shall have certified to the Bond Trustee that:

                          (i) (x) an Officer's Certificate of an Authorized Officer of the Trinidad Obligor certifying that such Indebtedness is required to make a capital improvement to the Trinidad Project that is required in order to maintain compliance with Applica ble Law is reasonable and (y) that such Indebtedness is the most effective means of making such capital expenditure and, if applicable, completing the Trinidad Project; and

                          (ii) after giving effect to the incurrence of such Indebtedness, the minimum Projected Debt Service Coverage Ratio for (A) the next four consecutive fiscal quarters, commencing with the quarter in which such Indebtedness is to be incurred, taken as one annual period, and (B) each subsequent fiscal year through the Final Maturity Date for the Securities, will not be less than 1.2 to 1;

         (d) Indebtedness incurred to finance in whole or in part the making of capital improvements to the Trinidad Project other than those capital improvements referenced in clause (c) above PROVIDED that:

                          (i) an Authorized Officer of the Trinidad Obligor certifies to the Bond Trustee that no Default or Event of Default has occurred and is continuing or will occur as a result of the incurrence of such Indebtedness;

                          (ii) the Independent Engineer shall have certified to the Bond Trustee that after giving effect to the incurrence of such Indebtedness, (x) the minimum Projected Debt Service Coverage Ratio for
         (A) the next four consecutive fiscal quarters commencing with the quarter in which such Indebtedness is to be incurred, taken as one annual period and (B) each subsequent fiscal year through the Final Maturity Date for the Securities, will not be less than 1.5 to 1, and
         (y) the average

         Projected Debt Service Coverage Ratio for all succeeding fiscal years until the Final Maturity Date for the Securities will not be less than
         1.55 to 1; and

                          (iii) written confirmation from each Rating Agency then rating the Securities that the incurrence of such Indebtedness will not result in a Ratings Downgrade;

         (e) Indebtedness in the form of a working capital facility for the benefit of the Trinidad Project in an aggregate principal amount not to exceed $3,000,000; PROVIDED that the terms of such facility provide that the aggregate amount of all loans outstanding thereunder shall be reduced to zero for ten (10) days in each fiscal year;

         (f) To the extent such obligations would constitute Indebtedness, obligations of the Trinidad Finance Parties under the Trinidad Project Documents;

         (g) Indebtedness related to Trinidad Permitted Project Liens; and

         (h)  Subordinated Indebtedness from any other Trinidad Finance Party.

         Section 4.15 PERMITTED LIENS. The Trinidad Project Borrower shall not create or suffer to exist or permit any Lien upon or with respect to any of its properties except the following (collectively, "TRINIDAD PERMITTED PROJECT LIENS"):

         (a) Liens specifically permitted or required by, or created by, any Security Document or any Transaction Document including, without limitation, the Trinidad PPA;

         (b) Liens for taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP; and

         (c) other Liens incidental to the conduct of the Trinidad Project Borrower's business or the ownership of properties and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than Liens arising by operation of law or statute in the ordinary course of business), and which do not in the aggregate materially impair the use thereof in the operation of the Trinidad Project Borrower's business.

         Section 4.16 CONTINGENT LIABILITIES. The Trinidad Project Borrower shall not contingently or otherwise be or become liable, directly or indirectly, in connection with any Guarantee Obligation except for endorsements and similar obligations in the ordinary course of business.

         Section 4.17 NATURE OF BUSINESS. The Trinidad Project Borrower shall not engage in any business other than its existing business including and as otherwise contemplated by the Transaction Documents.

         Section 4.18 PROHIBITION ON FUNDAMENTAL CHANGES. The Trinidad Project Borrower shall not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), discontinue its business or purchase or otherwise acquire all or substantially all of the assets of any other Person, except, in any such case, as contemplated by the Finance Documents.

         Section 4.19 SALE OF ASSETS. The Trinidad Project Borrower shall not sell or transfer any assets or assign any rights other than (so long as no Trinidad Default or Trinidad Event of Default has occurred and is continuing) those in the ordinary course of its business for cash equal to the fair market value of such assets at the time of sale, except, in any such case, (i) as contemplated by the Finance Documents or (ii) in connection with the sale of its interests in the Trinidad Obligor on the terms and conditions set forth in the Indenture.

         Section 4.20 SUBSIDIARIES; ADVANCES, INVESTMENTS AND LOANS. The Trinidad Project Borrower shall not form or have any Subsidiaries (other than the Trinidad Guarantor and the Trinidad Obligor), make investments, loans or advances or acquire the stock, obligations or securities of any Person; PROVIDED that the Trinidad Project Borrower may invest amounts on deposit in the Trinidad Depositary Accounts, subject to limitations as to term and duration, in Cash Equivalents; PROVIDED further that the Trinidad Project Borrower may make loans to the other Trinidad Finance Parties provided that such loans shall be Subordinated Indebtedness of such other Trinidad Finance Party; PROVIDED FURTHER that the Trinidad Project Borrower shall be entitled to receive equity contributions from and make equity contributions to the Trinidad U.S. Parent, the Trinidad Cayman Parent, or any other Trinidad Finance Party.

         Section 4.21 TRANSACTIONS WITH AFFILIATES. The Trinidad Project Borrower shall not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Trinidad Project Borrower which is not on terms and conditions no less favorable as would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate of the Trinidad Project Borrower, except that the Trinidad Project Borrower may perform its obligations under and engage in the transactions contemplated by the Transaction Documents.

         Section 4.22 RESTRICTED PAYMENTS. The Trinidad Project Borrower shall not make any Restricted Payments except as permitted under the Finance Documents.

         Section 4.23 AMENDMENTS TO TRINIDAD PROJECT DOCUMENTS. Other than with respect to Permitted Contract Buy-Outs, the Trinidad Project Borrower (nor any Affiliate thereof) shall not, directly or indirectly, (x) permit the assignment of the rights and obligations of any party to any Trinidad Project Document or
(y) terminate, amend, modify, replace, supplement or waive, or permit or consent to the termination, modification, replacement, supplement or waiver of, any of the provisions of, or give any consent under, any of the Trinidad Project Documents unless (a) the Trinidad Project Borrower certifies that such assignment, termination, amendment, modification, replacement, supplement, waiver or consent could not reasonably be expected to result in a Material Adverse Effect, and (b) in the case of any assignment, termination, amendment, modification, replacement, supplement, waiver or consent with respect to the Trinidad PPA or any other Trinidad Project Document which affects the Cash Flows to be received by the Trinidad Project Borrower, in addition to the conditions set forth in clause (a) above, (i) the Independent Engineer certifies that such assignment, termination, amendment, modification, replacement, supplement, waiver or consent could not reasonably be expected to result in a Material Adverse Effect and (ii) the Trinidad Project Borrower provides to the Bond Trustee written confirmation from each Rating Agency then rating the Securities that such assignment, termination, amendment, modification, replacement, supplement, waiver or consent will not result in a Ratings Downgrade.

         Section 4.24 ASSIGNMENT OF OBLIGATIONS; ADDITIONAL AGREEMENTS. The Trinidad Project Borrower shall not assign any of its rights or obligations under any Transaction Document and shall not enter into any additional contract, agreement or undertaking if the transactions contemplated by such assignment or additional contract, agreement or undertaking could reasonably be expected to have a Material Adverse Effect; PROVIDED that the Trinidad Project Borrower shall be permitted to assign any of its rights or obligations hereunder if such assignment is necessary to avoid any adverse tax consequences resulting from a change in Applicable Law (or the interpretation thereof) and (a) no Default or Event of Default shall exist and be continuing at such time, (b) the Bond Trustee shall receive written confirmation from each Rating Agency that such assignment shall not result in a Ratings Downgrade and (c) the Bond Trustee receives satisfactory Opinions of Counsel of the Trinidad Project Borrower stating that (i) such assignment is enforceable and creates a legal, valid and binding obligation of the Trinidad Project Borrower, (ii) such assignment has no adverse consequences upon the rights and remedies of the Secured Parties with respect to the Collateral and (iii) such assignment shall have no adverse effects on the tax structure of the transaction prior to the assignment or upon payments to or from any Project Obligor or otherwise related to the Securities and each of the Project Notes.

         Section 4.25 MODIFICATIONS OF FORMATION DOCUMENTS. The Trinidad Project Borrower shall not amend or modify its articles of organization, certificate of organization, by-laws or other formation documents or change its fiscal year, except if such amendment, modification or change which could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.26 TAXATION. (a) All payments made by the Trinidad Project Borrower in respect of the Trinidad Project Loan shall be made free and clear of, and without withholding or deduction for or on account of, any and all Taxes. The Trinidad Project Borrower shall pay such additional amounts as may be necessary to ensure that the amounts received by Funding Company after such withholding or deduction, if any, shall equal the respective amounts of principal and interest that would have been receivable in the absence of such withholding or deduction.

         (b) The Trinidad Project Borrower shall promptly pay when due any present or future stamp, court or documentary Taxes or any other excise or property Taxes, charges or similar levies that arise in any jurisdiction from the execution or delivery of the Trinidad Project Note or any other document referred to herein or therein, excluding (i) Taxes imposed on or measured by the net income or capital of Funding Company and (ii) any such Taxes, charges or similar levies imposed by any jurisdiction other than Barbados or Trinidad.


                                    ARTICLE 5
                              DEFAULTS AND REMEDIES

         Section 5.1 EVENTS OF DEFAULT DEFINED. The term "TRINIDAD EVENT OF DEFAULT," whenever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or shall come about or be effected by operation of law, or be pursuant to or in compliance with any Applicable Law), and any such event shall continue to be a Trinidad Event of Default if and for so long as it shall not have been remedied or waived in accordance with the terms of this Agreement, the Indenture and the Intercreditor Agreement:

                  (a) The Trinidad Project Borrower shall fail to pay any principal of, premium (if any), interest on, or other amounts due in respect of or any other obligations on the Trinidad Project Loan when the same becomes due and payable, whether by sched uled maturity or required prepayment or redemption or by acceleration or otherwise and such failure continues for ten (10) or more days following the due date for payment after application by the Collateral Agent, in accordance with the Trinidad Depositary Agreement, of (x) any amounts in the Debt Service Reserve Account and (y) any amounts otherwise advanced by the Trinidad Project Borrower;

                  (b) any representation or warranty made by the Trinidad Project Borrower in this Agreement or in any other Transaction Document to which the Trinidad Project Borrower is a party, or any representation, warranty or statement in any certificate, financial statement or other document furnished to Funding Company, the Bond Trustee or any other Holder by or on behalf of the Trinidad Project

         Borrower hereunder or thereunder, shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and such fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, and such fact, event or circumstance shall continue uncured for thirty (30) or more days from the date an Authorized Officer of the Trinidad Project Borrower obtains actual knowledge thereof; PROVIDED that if the Trinidad Project Borrower commences and diligently pursues efforts to cure such fact, event or circumstance within such thirty (30) day period and delivers written notice thereof to the Bond Trustee, the Trinidad Project Borrower may continue to effect such cure and such misrepresentation shall not be deemed a "Trinidad Event of Default" for an additional ninety (90) days so long as the Trinidad Project Borrower is diligently pursuing such cure;

                  (c) The Trinidad Project Borrower shall fail to perform or observe any covenant or agreement contained in SECTION 4.3 (Maintenance of Existence), SECTION 4.6 (Exercise of Rights and Performance Under Transaction Documents), SECTION 4.7 (Additional Documents; Filings and Recordings), SECTION 4.8 (Payment of Taxes and Claims), SECTION 4.9 (Books and Records), SECTION 4.13 (Project Implementation), SECTION
         4.14 (Permitted Indebtedness), SECTION 4.15 (Permitted Liens), SECTION
         4.16 (Contingent Liabilities), SECTION 4.17 (Nature of Business),
         SECTION 4.18 (Prohibition on Fundamental Changes), SECTION 4.19 (Sale of Assets), SECTION 4.22 (Restricted Payments), SECTION 4.23 (Amendments to Trinidad Project Documents), SECTION 4.24 (Assignment of Obligations; Additional Agreements), SECTION 4.25 (Modification of Formation Documents), and SECTION 4.26 (Taxation) and such failure shall continue uncured for thirty (30) or more days from the date an Authorized Officer of the Trinidad Project Borrower obtains actual knowledge of such failure;

                  (d) The Trinidad Project Borrower shall fail to perform or observe any of the other covenants contained in this Agreement or in the other Finance Documents to which it is party (other than those referred to in clause (c) of this SECTION 5.1) and such failure shall continue uncured for sixty (60) or more days from the date an Authorized Officer of the Trinidad Project Borrower obtains actual knowledge of such failure; PROVIDED that if the Trinidad Project Borrower commences and diligently pursues efforts to cure such default within such sixty (60) day period and delivers written notice thereof to the Bond Trustee, the Trinidad Project Borrower may continue to effect such cure of the default and such default shall not be deemed a "Trinidad Event of Default" for an additional thirty (30) days so long as the Trinidad Project Borrower is diligently pursuing such cure;

                  (e) The Trinidad Project Borrower or any other party to a material Trinidad Project Document shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, (ii) admit in writing its inability or be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, (v) file a petition seeking to take advantage of any other Debtor Relief Law, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law or (vii) take any action for the purpose of effecting any of the foregoing including, without limitation, commencing a vote of the managers in connection with any of the foregoing;

                  (f) a proceeding or case shall be commenced without the application or consent of the Trinidad Project Borrower or any other party to a material Trinidad Project Document in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up or the composition or readjustment of its debts or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Trinidad Project Borrower or all or a substantial part of its property under any Debtor Relief Law, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more consecutive days, or any order for relief against the Trinidad Project Borrower or any other party to a material Trinidad Project Document shall be entered in any involuntary case under the Federal Bankruptcy Code or any other Debtor Relief Law;

                  (g) one or more final, non-appealable judgments, decrees or orders shall be entered against the Trinidad Project Borrower involving in the aggregate a liability in excess of $5,000,000 (exclusive of judgment amounts fully covered by insurance or indemnity) or more against the Trinidad Project Borrower and shall remain unpaid or unstayed for ninety (90) or more consecutive days after the entry thereof;

                  (h) Indebtedness of the Trinidad Project Borrower in excess of $5,000,000 (other than Indebtedness incurred pursuant to this Agreement) shall be required to be prepaid, or shall be declared to be due and payable, other than by regularly scheduled required repayment, prior to the stated maturity thereof, as a result of the acceleration of the stated maturity thereof following an event of default thereunder;

                  (i) The Governmental Approval of the Trinidad Project Borrower or any party to a material Trinidad Project Document is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation could reasonably be expected to have a Material Adverse Effect; PROVIDED that no such event shall be a Trinidad Project Event of Default if within sixty (60) days from the occurrence thereof, (i) the Trinidad Project Borrower diligently pursues in good faith and (x) obtains an additional Governmental Approval in substitution therefor or replacement thereof or (y) causes such Governmental

         Approval to be reinstated and (ii) during such sixty (60) day period no Material Adverse Effect occurs;

                  (j) A material Trinidad Project Document ceases to be valid and binding and in full force and effect (other than as permitted hereunder), any third party thereto denies that it has any liability or obligation under any Trinidad Project Document and such third party ceases performance thereunder, or any third party fails to perform its material obligations thereunder or make any material misrepresentation thereunder, and in each case such cessation, failure or misrepresentation has resulted or would reasonably be expected to result in a Material Adverse Effect;

                  (k) The Trinidad Project Borrower or any other party shall fail to perform or observe any of its covenants or obligations contained in any Trinidad Project Document to which it is a party if such failure shall result in the receipt of a notice of termination (subject to applicable cure periods) of such Trinidad Project Document or shall otherwise result in a Material Adverse Effect;

                  (l) Any Security Document related to any Trinidad Collateral shall cease to be in full force and effect or any Lien purported to be granted therein shall cease to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on all or a material portion of the Trinidad Collateral described therein with the priority purported to be created thereby; PROVIDED that the Trinidad Project Borrower shall have ten (10) days to cure any such cessation (if curable) or to furnish to the Bond Trustee, Collateral Agent or the Depositary Bank all documents and instruments required to cure any such cessation (if curable);

                  (m) An Indenture Event of Default shall occur and be continuing; and

                  (n) All or a material part of the Trinidad Project is destroyed or suffers a material actual loss or material damage; PROVIDED that the occurrence of such an event shall not be a Trinidad Event of Default if within thirty (30) days from the occurrence of such event, there exists an Approved Restoration Plan in respect of the remediation of the damage, loss or taking giving rise to such event.

         Section 5.2 REMEDIES UPON A TRINIDAD EVENT OF DEFAULT. Subject to the Intercreditor Agreement, if one or more Trinidad Events of Default shall have occurred and be continuing, then:

                  (i) in the case of a Trinidad Event of Default described in clause (a) or (m) (relating to an Indenture Event of Default under clause (a) of SECTION 5.1 (Events of Default) of the Indenture)), upon the written and unrescinded direction of (A) the One-Third Holders or
         (B) the Bond Trustee, notwithstanding the absence of direction from the One-Third Holders, if in the good faith exercise of its discretion the

         Bond Trustee determines that such action is necessary to protect the interests of the Holders, Funding Company shall declare the principal amount of all Trinidad Project Notes, all interest accrued and unpaid thereon, all premium (if any), all other amounts payable in respect thereof and all other amounts payable under this Agreement, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived;

                  (ii) in the case of a Trinidad Event of Default described in clause (b), (c), (d), (g), (h), (i). (j), (k), (l), (m) (except with respect to an Indenture Event of Default under clause (f) or (g) of
         SECTION 5.1 (Events of Default) of the Indenture), or (n) of SECTION
         5.1 (Events of Default), upon the written and unrescinded direction of
         (A) the Majority Holders or (B) the Bond Trustee, notwithstanding the absence of direction from the Majority Holders if in the good faith exercise of its discretion the Bond Trustee determines that such action is necessary to protect the interests of the Holders, Funding Company shall declare the outstanding principal amount of all Trinidad Project Notes, all interest accrued and unpaid thereon, all premium (if any), all other amounts payable in respect thereof and all other amounts payable under this Agreement, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived; and

                  (iii) in the case of a Trinidad Event of Default described in clause (e), (f) or (m) (with respect to an Indenture Event of Default under clause (f) or (g) of SECTION 5.1 (Events of Default) of the Indenture) the entire outstanding principal amount of all Trinidad Project Notes, all interest accrued and unpaid thereon, all premium (if any), all other amounts payable in respect thereof and all other amounts payable under this Agreement shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived.

         Section 5.3 CONTINUING LIEN. (a) The Liens on and security interests in the Trinidad Collateral granted in this Agreement, the Trinidad Security Documents and the other Finance Documents to which the Trinidad Project Borrower is a party secure all Indebtedness and all obligations of the Trinidad Project Borrower owed to Funding Company in connection with the Trinidad Project Loan of whatever kind or character, whether now owing, hereafter arising or hereafter to be performed.

         (b) Notwithstanding anything to the contrary in this Agreement, the Trinidad Security Documents or the other Finance Documents to which the Trinidad Project Borrower is a party, if on the date the principal balance of the Securities is fully paid (the "PAY-OFF DATE") any other amounts owed by the Trinidad Project Borrower hereunder remain to be paid, Funding Company shall not be obligated to release any Trinidad Collateral remaining subject to the Trinidad Security Documents, and such Trinidad Collateral shall continue to secure the payment of such amounts as of the Pay-off Date.

         Section 5.4 DEFENSE OF ACTIONS. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of a Trinidad Event of Default, Funding Company may (but shall not be obligated to) commence, appear in or defend any action or proceeding purporting to affect the Trinidad Project Loan, the Trinidad Project Notes or the respective rights and obligations of Funding Company and any other Person pursuant to this Agreement, the Trinidad Security Documents or any other Finance Document to which the Trinidad Project Borrower is a party. Funding Company may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses, incurred in connection with such proceedings or actions, which expenses the Trinidad Project Borrower hereby agrees to repay to Funding Company promptly upon demand.


                                    ARTICLE 6
                          GENERAL TERMS AND CONDITIONS

         Section 6.1 NOTICES. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by overnight delivery or telecopy to Funding Company, the Trinidad Project Borrower, the Bond Trustee or the Rating Agencies at their respective addresses specified on SCHEDULE III to the Indenture, or in each case at such other address as shall be designated by such Person in a written notice to the other parties hereto.

         Section 6.2 AMENDMENTS AND WAIVERS. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Trinidad Project Borrower therefrom, shall in any event be effective unless such waiver, amendment, modification or termination is in writing, is signed by the parties hereto and is in accordance with the Intercreditor Agreement and SECTION 7.3 (Amendment of Project Loan Agreements or Project Notes) of the Indenture. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 6.3 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Funding Company in exercising any right, power or privilege hereunder or under any other Finance Document and no course of dealing between Funding Company or the Trinidad Project Borrower shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Finance Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies expressly provided herein or in any other Finance Document are cumulative and not exclusive of any rights, powers or remedies which Funding Company would otherwise have, all of which may at the discretion of Funding Company, subject to the Intercreditor Agreement, be pursued separately, successively or concurrently against the Trinidad Project Borrower, the Collateral or any other collateral securing the obligations of the Trinidad Project Borrower hereunder. No notice to or demand on the Trinidad Project Borrower in any case shall entitle the Trinidad Project Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Funding Company to any other or further action in any circumstances without notice or demand.

         Section 6.4 SEVERABILITY. In case any provision in or obligation under this Agree ment or any Trinidad Project Note shall be invalid, illegal or unenforceable in any jurisdic tion, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         Section 6.5 THIRD PARTY BENEFICIARIES. Except as provided in SECTION
6.12 (Successors and Assigns), nothing in this Agreement or in any Trinidad Project Note, express or implied, shall give or be construed to give any Person, other than the parties hereto, the Bond Trustee and the Holders, any benefit or any legal or equitable right, remedy or claim under this Agreement. Notwithstanding the preceding sentence, no Holder shall have any right to pursue any remedy hereunder except pursuant to the Intercreditor Agreement and through the Bond Trustee as permitted under SECTION 5.5 (Control by Holders) of the Indenture.

         Section 6.6 TRINIDAD PROJECT BORROWER IN CONTROL. In no event shall the rights and interests of Funding Company or the Bond Trustee under this Agreement and the other Finance Documents to which the Trinidad Project Borrower is a party be construed to give Funding Company or the Bond Trustee, or be deemed to indicate that Funding Company or the Bond Trustee has, control of the business, management or properties of the Trinidad Project Borrower or power over the daily management functions and operating decisions made by the Trinidad Project Borrower.

       Section 6.7 NUMBER AND GENDER. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

         Section 6.8 SECTION HEADINGS. Captions, section headings and the table of contents appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 6.9 GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) This Agreement is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations Law).

         (b) Any legal action or proceeding against the Trinidad Project Borrower with respect to this Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Trinidad Project Borrower hereby irrevocably submits and accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Trinidad Project Borrower agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Trinidad Project Borrower, and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. The Trinidad Project Borrower hereby irrevocably designates, appoints and empowers Corporation Service Company with offices on the date hereof at 375 Hudson Street, New York, New York 10014-3686, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Trinidad Project Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Bond Trustee. The Trinidad Project Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Trinidad Project Borrower at its address referred to in SECTION
6.1 (Notices), such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of Funding Company to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Trinidad Project Borrower in any other jurisdiction.

         (c) The Trinidad Project Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Finance Document brought in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (d) WITH REGARD TO THIS AGREEMENT, THE TRINIDAD PROJECT
BORROWER AND FUNDING COMPANY HEREBY WAIVE THE RIGHT TO A TRIAL
BY JURY.

         Section 6.10 LIMITATION OF LIABILITY. The obligations of the Trinidad Project Borrower hereunder are solely the corporate obligations of the Trinidad Project Borrower and no recourse shall be had against the Sponsor or any partner, employee, officer, director, incorporator, Affiliate, agent or servant of the Trinidad Project Borrower, the Sponsor or any Affiliate thereof (each a "NON-RECOURSE PERSON") with respect to this Agreement, any of the obligations of the Trinidad Project Borrower hereunder or any obligation of the Trinidad Project Borrower for the payment of any amount payable hereunder for any claim based on, arising out of or relating to this Agreement; PROVIDED, HOWEVER, that nothing in this SECTION 6.10 shall be deemed to affect or diminish (a) the obligations of any such Non-Recourse Person under any Transaction Document to which it is party, (b) the rights and remedies of Funding Company against any such Non-Recourse Person under any Transaction Document to which any such Non-Recourse Person is a party, (c) the rights and remedies of Funding Company with respect to the Collateral or (d) the obligations of any such Non-Recourse Person under any Transaction Document as a result of such Person's fraud or willful misconduct.

         Section 6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 6.12 SUCCESSORS AND ASSIGNS. All of the covenants, promises and agreements in this Agreement by or on behalf of the Trinidad Project Borrower or Funding Company shall bind and inure to the benefit of their respective successors and assigns, regardless of whether so expressed, except that the Trinidad Project Borrower may not assign or transfer all or any part of its rights and obligations under this Agreement other than with the prior written consent of the Bond Trustee and in accordance with the Indenture and the Intercreditor Agreement.

         Section 6.13 MAXIMUM INTEREST RATE. Notwithstanding any provision to the contrary contained herein or in any Trinidad Project Note, at no time shall the Trinidad Project Borrower be obligated or required to pay interest on the principal balance due hereunder or thereunder at a rate which could be in excess of the maximum interest rate permitted by law to be contracted or agreed to be paid under Applicable Law. If by the terms hereof or of any Trinidad Project Note, the Trinidad Project Borrower is at any time required or obligated to pay interest in excess of such maximum rate, then the rate of interest applicable hereunder or thereunder shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate.

         Section 6.14 ENGLISH LANGUAGE. All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a certified translation into English, which translation shall be the governing version among the parties hereto.

         Section 6.15 ENTIRE AGREEMENT. This Agreement, together with any other agree ments executed in connection herewith, is intended by the parties hereto as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions hereof.

         Section 6.16 SURVIVAL. The representations and warranties of the Trinidad Project Borrower contained herein shall survive the execution and delivery of this Agreement.





                      [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                               YORK EX INTERNATIONAL SRL


                               By: /s/ Robert C. Paladino
                                  ----------------------------------
                                    Name:  Robert C. Paladino
                                    Title:    Vice President



                               YORK POWER FUNDING (CAYMAN) LIMITED


                               By: /s/ Martin Couch
                                  ----------------------------------
                                    Name:  Martin Couch
                                    Title:    Director

                                   SCHEDULE I

                            AMORTIZATION OF PRINCIPAL


                                       Principal                     Percentage of Principal
SCHEDULED PAYMENT DATE             AMOUNTS PAYABLE                        AMOUNTS PAYABLE
April 30, 2000                       $1,350,000                                 1.35%
October 30, 2000                      1,338,000                                 1.34
April 30, 2001                        1,650,000                                 1.65
October 30, 2001                      1,602,000                                 1.60
April 30, 2002                          750,000                                 0.75
October 30, 2002                        717,000                                 0.72
April 30, 2003                          547,000                                 0.55
October 30, 2003                        518,000                                 0.52
April 30, 2004                        1,148,000                                 1.15
October 30, 2004                      1,074,000                                 1.07
April 30, 2005                        1,890,000                                 1.89
October 30, 2005                      1,731,000                                 1.73
April 30, 2006                          757,000                                 0.76
October 30, 2006                        681,000                                 0.68
April 30, 2007                          660,000                                 0.66
October 30, 2007                     83,567,000                                83.59
                                                                               -----
                                                                                 100%


                                                                       EXHIBIT A

                          FORM OF TRINIDAD PROJECT NOTE


US$[__________]                                               [DATE]

                  For value received, the undersigned, YORK EX INTERNATIONAL SRL, a Barbados exempt society with restricted liability (the "TRINIDAD PROJECT BORROWER"), by this promissory note promises to pay to the order of York Power Funding (Cayman) Limited, ("FUNDING COMPANY") a limited liability company incorporated and existing under the laws of the Cayman Islands, at the office of The Bank of New York, a bank organized and existing under the laws of the State of New York, located at [ ], in lawful currency of the United States of America and in immediately available funds, the principal amount of [__________] (US$[_________]), or if less, the aggregate unpaid and outstanding principal amount of this Trinidad Project Note advanced by Funding Company to the Trinidad Project Borrower pursuant to that certain Trinidad Project Loan Agreement, dated as of August 4, 1998 (the "TRINIDAD PROJECT LOAN AGREEMENT"), by and among the Trinidad Project Borrower and Funding Company, and as the same may be amended from time to time, and all other amounts owed by the Trinidad Project Borrower to Funding Company hereunder.

                  This is one of the Trinidad Project Notes entered into pursuant to the Trinidad Project Loan Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in APPENDIX A of that certain Trust Indenture, dated as of August 4, 1998 (the "INDENTURE"), by and between Funding Company and The Bank of New York, a bank organized and existing under the laws of the State of New York, as Bond Trustee.

                  Reference is hereby made to the Indenture and the Security Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of the Trinidad Project Borrower and the rights of the holder of this Trinidad Project Note.

                  The principal amount hereof is payable in accordance with the Trinidad Project Loan Agreement, and such principal amount may be prepaid solely in accordance with the Trinidad Project Loan Agreement.

                  The Trinidad Project Borrower further agrees to pay, in lawful currency of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstand ing principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Trinidad Project Loan Agreement, and the Trinidad Project Borrower agrees to pay all other amounts due, including, without limitation, fees and costs, as stated in the Trinidad Project Loan Agreement.

                  Upon the occurrence of any one or more Trinidad Events of Default (as defined in SECTION 5.1 (Events of Default Defined)), all amounts then remaining unpaid under this Trinidad Project Note may become or be declared to be immediately due and payable as provided in the Trinidad Project Loan Agreement, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are

                                 Exhibit A-1
expressly waived by the Trinidad Project Borrower.

                  The obligations hereunder are subject to the limitations set forth in SECTION 6.10 (Limitation of Liability) of the Trinidad Project Loan Agreement, the provisions of which are hereby incorporated by reference.

                  THIS TRINIDAD PROJECT NOTE IS A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES OF AMERICA AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  This Trinidad Project Note may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Trinidad Project Note by signing any such counterpart.


                                Exhibit A-2

                  IN WITNESS WHEREOF, the Trinidad Project Borrower has caused this Trinidad Project Note to be duly executed.


                               YORK EX INTERNATIONAL SRL


                               By:
                                  ----------------------------------
                                    Name:
                                    Title: